Altus Power, Inc. Announces First Quarter 2024 Financial Results

First Quarter Financial Highlights

•First quarter 2024 revenues of $40.7 million, a 38% increase as compared to first quarter 2023
•GAAP net income of $4.1 million for first quarter 2024, an increase as compared to $3.8 million for first quarter 2023
•Adjusted EBITDA* of $19.7 million for first quarter 2024, or a 23% increase as compared with first quarter 2023

Recent Business Highlights

•Added ~4,000 Community Solar customers, bringing total to over 24,000
•Increased portfolio size by 45% to 981 MW as compared to first quarter 2023
•Projects with CBRE Investment Management begin construction in Maryland
•Largest owner of commercial scale solar assets in the US1
•Quarter ending cash balance of $204 million underpins financing plan
•Alison Sternberg joins as Head of Investor Relations

STAMFORD, CT, May 9, 2024 – Altus Power, Inc. (NYSE: AMPS) ("Altus Power" or the "Company"), the largest commercial scale provider of clean, electric power, today announced its financial results for first quarter of 2024.
“As the largest commercial scale solar owner and operator in the US, Altus Power is well positioned to capitalize on rising retail rates, and as artificial intelligence, electric vehicles, crypto, hydrogen and more drive unprecedented power demand, we believe these rising prices not only augment the value of our current portfolio but also drive demand for more clean power solutions," commented Gregg Felton, CEO of Altus Power. "One area of growth during the first quarter was Community Solar with the addition of 4,000 new residential customers, acquired in part from our partnership with CBRE."

First Quarter Financial Results
Operating revenues during the first quarter of 2024 totaled $40.7 million, compared to $29.4 million during the same period of 2023, an increase of 38%. The increase is primarily due to the increased number of solar energy facilities as a result of acquisitions and facilities placed in service during the past twelve months.
First quarter 2024 GAAP net income totaled $4.1 million, compared to $3.8 million for the same period of 2023. The increase was primarily driven by the non-cash gain from remeasurement of alignment shares.

Adjusted EBITDA* during the first quarter of 2024 was $19.7 million, compared to $16.0 million for the first quarter of 2023, a 23% increase. The year over year growth in adjusted EBITDA* was primarily the result of increased revenue from additional solar energy facilities, partially offset by an increase in our general and administrative expenses which was driven by an increase in personnel.
2024 Guidance

Altus Power reaffirms its expectation for operating revenues in the range of $200-222 million, and adjusted EBITDA* in the range of $115-135 million, representing 36% and 34% growth over 2023 at the midpoints, respectively.

Investor Relations Transition
Alison Sternberg joins Altus Power as Head of Investor Relations from Fubo where she was SVP, Investor Relations, and brings more than 25 years of experience in investor relations and financial services at companies including Modular Wind Energy and Goldman Sachs.

1 Wood Mackenzie, Total Commercial Solar Ownership Rankings

Use of Non-GAAP Financial Information
*Denotes Non-GAAP financial measure. We present our operating results in accordance with accounting principles generally accepted in the U.S. (“GAAP”). We believe certain financial measures, such as adjusted EBITDA and adjusted EBITDA margin provide users of our financial statements with supplemental information that may be useful in evaluating our business. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We define adjusted EBITDA as net income plus net interest expense, depreciation, amortization and accretion expense, income tax expense or benefit, acquisition and entity formation costs, stock-based compensation expense, and excluding the effect of certain non-recurring items we do not consider to be indicative of our ongoing operating performance such as, but not limited to, gain or loss on fair value remeasurement of contingent consideration, gain or loss on disposal of property, plant and equipment, change in fair value of Alignment Shares liability, loss on extinguishment of debt, net, and other miscellaneous items of other income and expenses.
Adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures that we use to measure our performance. We believe that investors and analysts also use adjusted EBITDA and adjusted EBITDA margin in evaluating our operating performance. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The GAAP measure most directly comparable to adjusted EBITDA is net income and to adjusted EBITDA margin is net income over operating revenues. The presentation of adjusted EBITDA and adjusted EBITDA margin should not be construed to suggest that our future results will be unaffected by non-cash or non-recurring items. In addition, our calculation of adjusted EBITDA and adjusted EBITDA margin are not necessarily comparable to adjusted EBITDA and adjusted EBITDA margin as calculated by other companies and investors and analysts should read carefully the components of our calculations of these non-GAAP financial measures.

We believe adjusted EBITDA is useful to management, investors and analysts in providing a measure of core financial performance adjusted to allow for comparisons of results of operations across reporting periods on a consistent basis. Factors in this determination include the exclusion of (1) variability due to gains or losses related to fair value remeasurement of contingent consideration and the change in fair value of Alignment Shares liability, (2) strategic decisions to acquire businesses, dispose of property, plant and equipment or extinguish debt, and (3) the non-recurring nature of stock-based compensation and other miscellaneous items of income and expense, which affect results in a given period or periods. In addition, adjusted EBITDA represents the business performance of the Company before the application of statutory income tax rates and tax adjustments corresponding to the various jurisdictions in which the Company operates, as well as interest expense and depreciation, amortization and accretion expense, which are not representative of our ongoing operating performance.

Adjusted EBITDA is also used by our management for internal planning purposes, including our consolidated operating budget, and by our board of directors in setting performance-based compensation targets. Adjusted EBITDA should not be considered an alternative to but viewed in conjunction with GAAP results, as we believe it provides a more complete understanding of ongoing business performance and trends than GAAP measures alone. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

In addition to adjusted EBITDA, we may also refer to ARR or annual recurring revenues, or ARR, which is a non-GAAP measure. ARR is an estimate that management uses to determine the expected annual revenue potential of our operating asset base at the end of a calendar year. ARR assumes customary weather, production, expenses and other economic and market conditions, as well as seasonality. It is not derived from a GAAP financial measure so it is difficult to provide a meaningful reconciliation to GAAP. The elements of our financial statements that are considered or evaluated in determining our ARR are the following: the estimated megawatt hours of generation assuming all new build and operating assets added any time during the year were in place for the full year and the estimated power prices for such assets based on historical power prices. We believe this metric can be helpful to assess our portfolio asset base in operation at the beginning of an annual period, e.g., if we were to receive the benefit of assets added for a full year even if they were added during a partial year. This figure is only an estimate and is based on a number of assumptions by Altus Power's management that may or may not be realized.

Altus Power does not provide GAAP financial measures on a forward-looking basis because the Company is unable to predict with reasonable certainty and without unreasonable effort, items such as acquisition and entity formation costs, gain on fair value remeasurement of contingent consideration, change in fair value of Alignment Shares. These items are uncertain, depend on various factors, and could be material to Altus Power’s results computed in accordance with GAAP.

Adjusted EBITDA Definitions
Interest Expense, Net. Interest expense, net represents interest on our borrowings under our various debt facilities, amortization of debt discounts and deferred financing costs, and unrealized gains and losses on interest rate swaps.

Depreciation, Amortization and Accretion Expense. Depreciation expense represents depreciation on solar energy systems that have been placed in service. Depreciation expense is computed using the straight-line composite method over the estimated useful lives of assets. Leasehold improvements are depreciated over the shorter of the estimated useful lives or the remaining term of the lease. Amortization includes third party costs necessary to acquire PPA and NMCA customers, value ascribed to in-place leases, and favorable and unfavorable rate revenues contracts. Value ascribed to in-place leases is amortized using the straight-line method ratably over the term of the individual site leases. Third party costs necessary to acquire PPAs and NMCA customers are amortized using the straight-line method ratably over 15-25 years based upon the term of the customer contract. Estimated fair value allocated to the favorable and unfavorable rate PPAs and REC agreements are amortized using the straight-line method over the remaining non-cancelable terms of the respective agreements. Accretion expense includes over time increase of asset retirement obligations associated with solar energy facilities.

Income Tax (Expense) Benefit. We account for income taxes under ASC 740, Income Taxes. As such, we determine deferred tax assets and liabilities based on temporary differences resulting from the different treatment of items for tax and financial reporting purposes. We measure deferred tax assets and liabilities using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. Additionally, we must assess the likelihood that deferred tax assets will be recovered as deductions from future taxable income. We have a partial valuation allowance on our deferred state tax assets because we believe it is more likely than not that a portion of our deferred state tax assets will not be realized. We evaluate the recoverability of our deferred tax assets on an annual basis.

Acquisition and Entity Formation Costs. Acquisition and entity formation costs represent costs incurred to acquire businesses and form new legal entities. Such costs primarily consist of professional fees for banking, legal, accounting and appraisal services.

Stock-Based Compensation Expense. Stock-based compensation expense is recognized for awards granted under the Legacy Incentive Plans and Omnibus Incentive Plan, as defined in Note 14, "Stock-Based Compensation," to our condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2024.

Fair Value Remeasurement of Contingent Consideration. In connection with various acquisitions, contingent consideration may be payable upon achieving certain conditions. The Company estimates the fair value of contingent consideration using a Monte Carlo simulation model or an expected cash flow approach. Significant assumptions used in the measurement of fair value of contingent consideration associated with various acquisitions include market power rates, estimated volumes of power generation of acquired solar energy facilities, percentage of completion of in-development solar energy facilities, and the risk-adjusted discount rate associated with the business.

Gain or Loss on Disposal of Property, Plant and Equipment. In connection with the disposal of assets, the Company recognizes a gain or loss on disposal of property, plant and equipment, which represents the difference between the consideration received and the carrying value of the disposed asset.

Change in Fair Value of Alignment Shares Liability. Alignment Shares represent Class B common stock of the Company which were issued in connection with the Merger. Class B common stock, par value $0.0001 per share ("Alignment Shares") are accounted for as liability-classified derivatives, which were remeasured as of March 31, 2024, and the resulting gain was included in the condensed consolidated statements of operations. The Company estimates the fair value of outstanding Alignment Shares using a Monte Carlo simulation valuation model utilizing a distribution of potential outcomes based on a set of underlying assumptions such as stock price, volatility, and risk-free interest rates.

Other (Income) Expense, Net. Other income and expenses primarily represent interest income, and other miscellaneous items.
Forward-Looking Statements
This press release contains forward-looking statements. Forward-looking statements may be identified by the use of words such as "aims," "believes," "expects," "intends," "aims", "may," “could,” "will," "should," "plans," “projects,” “forecasts,” “seeks,” “anticipates,” “goal,” “objective,” “target,” “estimate,” “future,” “outlook,” "strategy," “vision,” or variations of such words or similar terminology that predict or indicate future events or trends or that are not statements of historical matters. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to Altus Power’s future prospects, developments and business strategies. These statements are based on Altus Power’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events.
Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Altus Power’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to: (1) the risk that pending acquisitions may not close in the anticipated timeframe or at all due to a closing condition not being met; (2) failure to obtain required consents or regulatory approvals in a timely manner or otherwise; (3) the ability of Altus Power to successfully integrate the acquisition of solar assets into its business and generate profit from their operations; (4) the ability of Altus Power to retain customers and maintain and expand relationships with business partners, suppliers and customers; (5) the risk of litigation and/or regulatory actions related to the proposed acquisition of solar assets; and (6) the possibility that Altus Power may be adversely affected by other economic, business, regulatory, credit risk and/or competitive factors.
Additional factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found under the heading “Risk Factors” in Altus Power’s Form 10-K filed with the Securities and Exchange Commission on March 14th, 2024, as well as the other information we file with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made and the information and assumptions underlying such statement as we know it and on the date such statement was made, and except as required by applicable law, Altus Power undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise.
This press release is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in Altus Power and is not intended to form the basis of an investment decision in Altus Power. All subsequent written and oral forward-looking statements concerning Altus Power or other matters and attributable to Altus Power or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Conference Call Information

The Altus Power management team will host a conference call to discuss its first quarter 2024 financial results later today at 4:30 p.m. Eastern Time. The call can be accessed via a live webcast accessible on the Events & Presentations page in the Investor Relations section of Altus Power's website at https://investors.altuspower.com/events-and-presentations/default.aspx. An archive of the webcast will be available after the call on the Investor Relations section of Altus Power's website as well.

About Altus Power, Inc.

Altus Power, based in Stamford, Connecticut, is the largest commercial-scale provider of clean electric power serving commercial, industrial, public sector and Community Solar customers with end-to-end solutions. Altus Power originates, develops, owns and operates locally-sited solar generation, energy storage and charging infrastructure across the nation. Visit www.altuspower.com to learn more.

Altus Power Contact for Investor or Media Inquiries:

Chris Shelton, Head of Investor Relations
InvestorRelations@altuspower.com

Altus Power, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2024	2023
Operating revenues, net	$40,659	$29,378
Operating expenses
Cost of operations (exclusive of depreciation and amortization shown separately below)	10,920	5,976
General and administrative	10,022	7,362
Depreciation, amortization and accretion expense	16,130	11,376
Acquisition and entity formation costs	1,066	1,491
(Gain) loss on fair value remeasurement of contingent consideration, net	(79)	50
Gain on disposal of property, plant and equipment	(88)	—
Stock-based compensation	4,304	2,872
Total operating expenses	$42,275	$29,127
Operating (loss) income	(1,616)	251
Other (income) expense
Change in fair value of Alignment Shares liability	(26,077)	(17,018)
Other (income) expense, net	(683)	90
Interest expense, net	16,193	12,446
Total other income, net	$(10,567)	$(4,482)
Income before income tax expense	$8,951	$4,733
Income tax expense	(4,896)	(888)
Net income	$4,055	$3,845
Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	(3,454)	(1,772)
Net income attributable to Altus Power, Inc.	$7,509	$5,617
Net income per share attributable to common stockholders
Basic	$0.05	$0.04
Diluted	$0.05	$0.03
Weighted average shares used to compute net income per share attributable to common stockholders
Basic	159,025,740	158,621,674
Diluted	162,242,148	161,003,402

Altus Power, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(In thousands, except share and per share data)

	As of March 31, 2024	As of December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$173,266	$160,817
Current portion of restricted cash	17,622	45,358
Accounts receivable, net	20,057	17,100
Other current assets	5,763	5,522
Total current assets	216,708	228,797
Restricted cash, noncurrent portion	12,625	12,752
Property, plant and equipment, net	1,745,407	1,619,047
Intangible assets, net	47,330	47,588
Operating lease asset	183,655	173,804
Derivative assets	2,585	530
Other assets	10,166	7,831
Total assets	$2,218,476	$2,090,349
Liabilities, redeemable noncontrolling interests, and stockholders' equity
Current liabilities:
Accounts payable	$7,411	$7,338
Construction payable	11,672	14,108
Interest payable	13,958	8,685
Purchase price payable, current	9,291	9,514
Due to related parties	85	51
Current portion of long-term debt, net	73,429	39,611
Operating lease liability, current	6,293	6,861
Contract liability, current	2,802	2,940
Other current liabilities	21,144	17,402
Total current liabilities	146,085	106,510
Alignment shares liability	34,415	60,502
Long-term debt, net of unamortized debt issuance costs and current portion	1,253,819	1,163,307
Intangible liabilities, net	20,033	18,945
Asset retirement obligations	18,701	17,014
Operating lease liability, noncurrent	189,136	180,701
Contract liability, noncurrent	6,132	5,620
Deferred tax liabilities, net	14,725	9,831
Other long-term liabilities	2,989	2,908
Total liabilities	$1,686,035	$1,565,338
Commitments and contingent liabilities
Redeemable noncontrolling interests	24,389	26,044
Stockholders' equity
Common stock $0.0001 par value; 988,591,250 shares authorized as of March 31, 2024, and December 31, 2023; 159,874,981 and 158,999,886 shares issued and outstanding as of March 31,2024 and December 31, 2023, respectively	16	16
Additional paid-in capital	488,408	485,063
Accumulated deficit	(47,765)	(55,274)
Accumulated other comprehensive income	16,878	17,273
Total stockholders' equity	$457,537	$447,078
Noncontrolling interests	50,515	51,889
Total equity	$508,052	$498,967
Total liabilities, redeemable noncontrolling interests, and stockholders' equity	$2,218,476	$2,090,349

Altus Power, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(In thousands)

	Three months ended March 31,
	2024	2023
Cash flows from operating activities
Net income	$4,055	$3,845
Adjustments to reconcile net income to net cash from operating activities:
Depreciation, amortization and accretion	16,130	11,376
Non-cash lease transactions	(1,299)	112
Deferred tax expense	4,896	888
Amortization of debt discount and financing costs	1,200	753
Change in fair value of Alignment Shares liability	(26,077)	(17,018)
Remeasurement of contingent consideration	(79)	50
Gain on disposal of property, plant and equipment	(88)	—
Reclassification of realized gain on cash flow hedge to net income	(404)	—
Stock-based compensation	4,111	2,813
Other	(1,080)	138
Changes in assets and liabilities, excluding the effect of acquisitions
Accounts receivable	(1,326)	1,685
Due to related parties	34	101
Derivative assets	(2,055)	1,769
Other assets	(1,448)	1,206
Accounts payable	68	2,828
Interest payable	5,273	1,204
Contract liability	163	152
Other liabilities	2,451	2,323
Net cash provided by operating activities	4,525	14,225
Cash flows used for investing activities
Capital expenditures	(18,538)	(24,844)
Payments to acquire renewable energy businesses, net of cash and restricted cash acquired	(119,617)	(288,241)
Payments to acquire renewable energy facilities from third parties, net of cash and restricted cash acquired	(4,035)	(6,350)
Proceeds from disposal of property, plant and equipment	266	—
Net cash used for investing activities	(141,924)	(319,435)
Cash flows used for financing activities
Proceeds from issuance of long-term debt	131,895	204,687
Repayment of long-term debt	(7,208)	(7,724)
Payment of debt issuance costs	(1,231)	(1,976)
Payment of deferred purchase price payable	—	(4,531)
Contributions from noncontrolling interests	—	1,737
Redemption of redeemable noncontrolling interests	—	(1,098)
Distributions to noncontrolling interests	(1,471)	(1,102)
Net cash provided by financing activities	121,985	189,993
Net decrease in cash, cash equivalents, and restricted cash	(15,414)	(115,217)
Cash, cash equivalents, and restricted cash, beginning of period	218,927	199,398
Cash, cash equivalents, and restricted cash, end of period	$203,513	$84,181

	Three months ended March 31,
	2024	2023
Supplemental cash flow disclosure
Cash paid for interest	$12,256	$6,509
Cash paid for taxes	$21	$—
Non-cash investing and financing activities
Asset retirement obligations	$1,391	$3,847
Debt assumed through acquisitions	—	8,100
Noncontrolling interest assumed through acquisitions	2,100	13,296
Redeemable noncontrolling interest assumed through acquisitions	—	8,100
Accrued distributions to noncontrolling interests	205	—
Accrued deferred financing costs	19	—
Acquisitions of property and equipment included in construction payable	—	10,872
Conversion of Alignment Shares into common stock	10	11
Deferred purchase price payable	—	7,069

Non-GAAP Financial Reconciliation

Reconciliation of GAAP reported Net Income to non-GAAP adjusted EBITDA:

	Three Months Ended March 31,
	2024	2023
	(in thousands)
Reconciliation of Net income to Adjusted EBITDA:
Net income	$4,055	$3,845
Income tax expense	4,896	888
Interest expense, net	16,193	12,446
Depreciation, amortization and accretion expense	16,130	11,376
Stock-based compensation	4,304	2,872
Acquisition and entity formation costs	1,066	1,491
(Gain) loss on fair value remeasurement of contingent consideration, net	(79)	50
Gain on disposal of property, plant and equipment	(88)	—
Change in fair value of Alignment Shares liability	(26,077)	(17,018)
Other (income) expense, net	(683)	90
Adjusted EBITDA	$19,717	$16,040

Reconciliation of non-GAAP adjusted EBITDA margin:

	Three Months Ended March 31,
	2024	2023
	(in thousands)
Reconciliation of Adjusted EBITDA margin:
Adjusted EBITDA	$19,717	$16,040
Operating revenues, net	40,659	29,378
Adjusted EBITDA margin	48%	55%